EXHIBIT 99.1


                          FOR: FIRSTSERVICE CORPORATION

                          COMPANY CONTACTS:

                                 JAY S. HENNICK
                                 PRESIDENT & CEO
                                 (416) 960-9500

                                 JOHN B. FRIEDRICHSEN
                                 SENIOR VICE PRESIDENT & CFO
                                 (416) 960-9500

FOR IMMEDIATE RELEASE

FIRSTSERVICE REPORTS:
     o    RECORD FOURTH QUARTER, ANNUAL RESULTS;
     o    FOURTH QUARTER EBITDA, EARNINGS PER UP 49% AND 57%, RESPECTIVELY;
     o    DECISION TO BEGIN EXPENSING STOCK OPTIONS
     o    INCREASE TO OUTLOOK FOR FISCAL 2005

TORONTO, Canada, May 12, 2004 - FirstService Corporation (Nasdaq: FSRV; TSX:
FSV) today reported record revenue and net earnings for its fourth quarter and year ended March 31, 2004. Each of the Company's operating segments reported strong year-over-year gains in revenues and earnings. As required under generally accepted accounting principles, the Company reported the results of Greenspace Services Ltd., its company-owned lawn care operations, which were sold immediately after year-end on April 1, 2004, as discontinued operations.

Revenues for the quarter were $155.2 million, an increase of 25% versus the fourth quarter of the prior year (all amounts are in US dollars). Excluding the impact of acquisitions made during the past twelve months, internal revenue growth for the quarter was 17%. EBITDA (earnings before interest, income taxes, depreciation and amortization) for the fourth quarter was $9.7 million, up 49% relative to the same period a year ago. Diluted net earnings per share for the quarter, including the seasonal results of the discontinued company-owned lawn care operations, were $0.11, up four cents, or 57%, from a year ago.

Annual revenues were $609.8 million, 17% higher than the prior year. Full year EBITDA was $54.3 million, versus $51.0 million last year, while diluted net earnings per share, including $0.01 from the discontinued company-owned lawn care operations, were $1.30, versus $1.27 in the prior year.

Operating cash flow for the year grew to a record level of $34.9 million, up 18% relative to the prior year period due to a combination of better operating results and effective working capital management.

FirstService Corporation is a North American leader in the rapidly growing service sector, providing services to commercial and residential customers in the following four areas: Residential Property Management; Integrated Security Services; Consumer Services; and Business Services, including business process outsourcing and marketing support services.

SEGMENTED QUARTERLY OPERATING RESULTS
Consumer Services revenues totalled $20.9 million for the quarter, an increase of 29% relative to the comparable quarter a year ago. Revenue growth related to acquisitions was 22% while internal growth was 7%. Acquisitions contributed disproportionately to growth because they are non-seasonal, whereas existing operations are seasonally lower during the Company's fourth quarter. Internal growth was the result of solid performances in the Paul Davis Restoration and California Closets franchise systems. Consumer Services EBITDA was $1.5 million, 58% higher than the prior year quarter, benefiting from the acquisition of non-seasonal operations. Segment revenues for the year were $92.9 million, up 26% relative to the prior fiscal year, while EBITDA was $16.4 million, a 16% increase versus last year. The results of the company-owned lawn care operations, formerly included in the Consumer Services segment, have been reclassified to discontinued operations for all periods presented.

Quarterly revenues generated by Residential Property Management were $57.5 million, an increase of 12% over the prior year period. Internal growth was 5% and the balance from acquisitions. EBITDA was $2.8 million, triple the prior year's result of $0.6 million with the increase due primarily to growth in core management services and other property services. For the year, segment revenues were $241.3 million, up 12% relative to the prior year, and EBITDA was $17.6 million, an increase of 20%.

Integrated Security Services revenues were $30.4 million; a 14% increase versus the prior year quarter of which 5% was from acquisitions. EBITDA was up 16% to $1.4 million versus $1.2 million in the same quarter a year ago. Included in the current quarter was a $0.2 million loss on the disposal of assets relating to security officer operations in Chicago. The Chicago security officer business, with annual revenues of approximately $3.0 million, was sold in January 2004 to allow the Chicago branch to focus solely on integrated security systems, which is consistent with the rest of the segment's security operations in the U.S. For the year, revenues totalled $122.7 million, 14% higher than the previous year, while EBITDA was $8.2 million, up 12%.

Business Services revenues were $46.2 million, an increase of 57% versus the prior year period. Internal growth, net of the impact of foreign exchange, was 45%. The increase in the value of the Canadian dollar compared to the prior year quarter contributed 12% to the growth in revenues. EBITDA was $5.8 million, up 12% from the $5.2 million reported in the fourth quarter last year. The prior year's EBITDA included non-recurring executive life insurance proceeds, net of severances and integration costs, of $1.2 million. Adjusting the prior year's EBITDA downwards to $4.0 million for the non-recurring amount, EBITDA increased 45%, commensurate with internal revenue growth. Business Services' full year revenues were $152.4 million, an increase of 21%, approximately half of which was due to the stronger Canadian dollar. Annual EBITDA was $18.7 million versus $19.8 million (or $18.6 million adjusted for the non-recurring items previously noted) in the prior year.

Corporate costs for the quarter were $1.7 million versus $1.4 million last year. During the current quarter, the Company elected to expense stock options under generally accepted accounting principles using the prospective method and as a result, recorded $0.3 million of additional compensation expense. For the year, corporate costs were $6.6 million versus $4.8 million in the prior year. The increase was attributable to performance-based executive bonuses (no bonuses were paid in the prior year), stock option expense and higher professional fees.

UPDATED OUTLOOK
The Company revised upwards its previously announced earnings outlook for fiscal 2005, despite the sale of the lawn care operations and the adoption of stock option expense accounting, which together result in a reduction in the preliminary outlook's EBITDA and diluted earnings per share of approximately $2.2 million and $0.04, respectively. This outlook does not include the estimated $0.18 per diluted share gain upon the sale of the company-owned lawn care operations that will be recorded in discontinued operations in the first quarter of fiscal 2005.



        (in millions of US dollars, except per share amounts)             YEAR ENDING MARCH 31, 2005
                                                                       PREVIOUS                 UPDATED
                                                                       --------                 -------

        REVENUES                                                    $650.0 - $675.0         $650.0 - $675.0

        EBITDA                                                       $60.5 - $63.0           $60.5 - $63.0

        DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS        $1.40 - $1.50           $1.43 - $1.53

        Note: The above outlook assumes: 1) an average foreign exchange rate of $US0.7300 per $Cdn1.0000 and a 50 basis point increase in average interest rates during fiscal 2005; 2) no further acquisitions or divestitures completed during fiscal 2005; acquisitions or divestitures actually completed during fiscal 2005 may materially impact these amounts; and 3) no changes in generally accepted accounting principles materially impacting these amounts. The above outlook is based on current expectations and is forward-looking. Actual results may differ materially. Please refer to the cautionary language below when considering this information. The Company undertakes no obligation to update this information.

CONFERENCE CALL
FirstService will be holding a conference call on Wednesday, May 12, 2004 at 11:00 am Eastern Time to discuss results for the fourth quarter and year and the outlook for fiscal 2005. The call will be simultaneously web cast and can be accessed live or after the call at WWW.FIRSTSERVICE.COM in the "Investor Relations / News Releases" section.

FORWARD-LOOKING STATEMENTS
Certain statements included in this release constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, impact demand for the Company's services, service industry conditions and capacity; the ability of the Company to implement its business strategy, including the Company's ability to acquire suitable acquisition candidates on acceptable terms and successfully integrate newly acquired businesses with its existing businesses; changes in or the failure to comply with government regulations (especially safety and environmental laws and regulations); and other factors which are described in the Company's filings with the U.S. Securities and Exchange Commission and the Ontario Securities Commission.

FIRSTSERVICE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands of US dollars, except per share amounts)
(unaudited)

                                                                Three months ended                  Year ended
                                                                     March 31                         March 31
                                                          ------------------------------     -------------------------------
                                                                  2004             2003              2004              2003
                                                          -------------    -------------     -------------    --------------

REVENUES                                                     $ 155,215        $ 124,093         $ 609,794         $ 523,127
Cost of revenues                                               109,320           87,744           424,069           359,254
Selling, general and administrative expenses                    36,172           29,839           131,431           112,885
                                                          -------------    -------------     -------------    --------------
EBITDA(1)                                                        9,723            6,510            54,294            50,988
Depreciation and amortization                                    4,021            3,605            15,223            13,285
                                                          -------------    -------------     -------------    --------------
Operating earnings                                               5,702            2,905            39,071            37,703
Interest                                                         1,808            2,314             7,905             8,936
                                                          -------------    -------------     -------------    --------------
                                                                 3,894              591            31,166            28,767
Income taxes                                                       290           (2,331)            9,201             7,701
                                                          -------------    -------------     -------------    --------------
                                                                 3,604            2,922            21,965            21,066
Minority interest share of earnings                                107              100             3,101             3,040
                                                          -------------    -------------     -------------    --------------
NET EARNINGS FROM CONTINUING OPERATIONS                          3,497            2,822            18,864            18,026
Net earnings from discontinued operations,
   net of income taxes(2)                                       (1,863)          (1,819)              160               414
                                                          -------------    -------------     -------------    --------------
NET EARNINGS                                                   $ 1,634          $ 1,003          $ 19,024          $ 18,440
                                                          =============    =============     =============    ==============

Net earnings per share
  Basic
     Continuing operations                                      $ 0.24           $ 0.20            $ 1.32            $ 1.29
     Discontinued operations                                     (0.13)           (0.13)             0.01              0.03
                                                          -------------    -------------     -------------    --------------
                                                                $ 0.11           $ 0.07            $ 1.33            $ 1.32
                                                          =============    =============     =============    ==============

  Diluted
     Continuing operations                                      $ 0.24           $ 0.20            $ 1.29            $ 1.24
     Discontinued operations                                     (0.13)           (0.13)             0.01              0.03
                                                          -------------    -------------     -------------    --------------
                                                                $ 0.11           $ 0.07            $ 1.30            $ 1.27
                                                          =============    =============     =============    ==============

Weighted average shares
   outstanding:       (in thousands)           Basic            14,577           14,150            14,285            13,921
                                               Diluted          14,829           14,298            14,596            14,498


     NOTES TO THE CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

     1. EBITDA is defined as net earnings before minority interest share of earnings, income taxes, interest, depreciation and amortization. EBITDA excludes income taxes and interest, both of which are charges that require cash settlement. EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles ("US GAAP"). The most directly comparable US GAAP measure is operating earnings. Operating earnings takes into account depreciation and amortization expenses, while EBITDA does not. Management utilizes EBITDA as a measure to assess the performance of its operations, for employee compensation purposes, and within its debt covenants with its lenders. The Company believes EBITDA is a reasonable measure of operating performance because of the low capital intensity of its service operations. The Company believes EBITDA is a financial metric used by many investors to compare companies, especially in the services industry, on the basis of operating results and the ability to incur and service debt.
     2. Discontinued operations represent the results of the Greenspace Services Ltd. lawn care operations, which were sold on April 1, 2004.

SEGMENTED REVENUES AND EBITDA
(in thousands of US dollars)
(unaudited)

                               Residential     Integrated
                                  Property       Security         Consumer       Business
                                Management       Services         Services       Services        Corporate       Consolidated

Three months
ended March 31
--------------
2004
   REVENUES                       $ 57,465       $ 30,435         $ 20,949       $ 46,201            $ 165          $ 155,215
   EBITDA                            2,751          1,353            1,484          5,831           (1,696)             9,723


2003
   Revenues                       $ 51,469       $ 26,769         $ 16,238       $ 29,450            $ 167          $ 124,093
   EBITDA                              615          1,162              935          5,204           (1,406)             6,510




Year
ended March 31
--------------

2004
   REVENUES                      $ 241,293       $ 122,748        $ 92,869       $ 152,449           $ 435          $ 609,794
   EBITDA                           17,606           8,189          16,428          18,656          (6,585)            54,294


2003
   Revenues                      $ 214,965       $ 107,548        $ 73,852       $ 126,373           $ 389          $ 523,127
   EBITDA                           14,620           7,337          14,086          19,773          (4,828)            50,988

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of US dollars)
(unaudited)

                                                                      MARCH 31             March 31
                                                                          2004                 2003
                                                              -----------------    -----------------
ASSETS
Cash and cash equivalents                                             $ 15,620              $ 5,378
Accounts receivable                                                     97,367               85,484
Inventories                                                             15,229               15,095
Prepaids and other current assets                                       19,017               16,425
                                                              -----------------    -----------------
     CURRENT ASSETS                                                    147,233              122,382
Fixed assets                                                            49,826               46,600
Other assets                                                            17,198               14,998
Goodwill and intangibles                                               223,296              205,051
                                                              -----------------    -----------------
     TOTAL ASSETS                                                    $ 437,553            $ 389,031
                                                              =================    =================
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and other current liabilities                        $ 73,130             $ 59,109
Unearned revenues                                                        9,736                8,369
Long term debt - current                                                 3,502                3,030
                                                              -----------------    -----------------
     CURRENT LIABILITIES                                                86,368               70,508
Long term debt less current portion                                    160,386              161,889
Deferred income taxes                                                   19,594               19,404
Minority interest                                                       16,104               13,824
Shareholders' equity                                                   155,101              123,406
                                                              -----------------    -----------------
     TOTAL LIABILITIES AND EQUITY                                    $ 437,553            $ 389,031
                                                              =================    =================




Total debt, excluding swaps                                          $ 157,083            $ 158,640
                                                              -----------------    -----------------
Total debt, net of cash, excluding swaps                               141,463              153,262
                                                              -----------------    -----------------
Pro forma total debt, net of cash, excluding swaps,
   after receiving lawn care operations sale
   proceeds on April 1, 2004                                           136,454
                                                              -----------------

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of US dollars)
(unaudited)

                                                                                  Years ended March 31
                                                                         -----------------------------------
                                                                                    2004               2003
                                                                         ----------------     --------------
OPERATING ACTIVITIES
Net earnings                                                                    $ 19,024           $ 18,440
Less: net earnings from discontinued operations                                     (160)              (414)
Items not affecting cash:
     Depreciation and amortization                                                15,223             13,285
     Deferred income taxes                                                        (5,123)             2,786
     Minority interest share of earnings                                           3,101              3,040
     Other                                                                          (319)              (287)

Changes in operating assets and liabilities                                        3,173             (7,193)
                                                                         ----------------     --------------
Net cash provided by operating activities                                         34,919             29,657
                                                                         ----------------     --------------
INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired                                 (17,117)           (15,913)
Purchases of fixed assets, net                                                   (13,121)            (9,335)
Other investing activities                                                         1,155                912
                                                                         ----------------     --------------
Net cash used in investing                                                       (29,083)           (24,336)
                                                                         ----------------     --------------
FINANCING ACTIVITIES
Decrease in long-term debt                                                        (2,037)           (14,209)
Other financing activities                                                         7,236              2,607
                                                                         ----------------     --------------
Net cash provided by (used in) financing                                           5,199            (11,602)
                                                                         ----------------     --------------
Net cash (used in) provided by discontinued operations                              (318)             1,483
                                                                         ----------------     --------------
Effect of exchange rate changes on cash                                             (475)             2,844
                                                                         ----------------     --------------
Increase (decrease) in cash and cash equivalents during
   the period                                                                     10,242             (1,954)
Cash and cash equivalents, beginning of period                                     5,378              7,332
                                                                         ----------------     --------------
Cash and cash equivalents, end of period                                        $ 15,620            $ 5,378
                                                                         ================     ==============